EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-1972 and File No. 333-05771) and Form S-3 (File No. 333-106595) of Everest Re Group, Ltd. of our report dated January 29, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K/A.

PricewaterhouseCoopers LLP
New York, New York
March 22, 2004